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                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, is made as of the 1st day of January, 1996, by and between GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation (the "Company"), and KELLY S. HEROLD ("Employee").

     WHEREAS, the Company and Employee are parties to that certain Stock Purchase Agreement dated October 10, 1995, as amended by First Amendment to Stock Purchase Agreement dated December 21, 1995 (as amended, the "Stock Purchase Agreement"); and

     WHEREAS, the Company desires to employ Employees to perform services for the Company following the consummation of the transactions contemplated by the Stock Purchase Agreement, and Employee desires to accept said employment; and

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Company and Employee agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee, and Employee accepts such employment and agrees to perform services for the Company, upon the terms and conditions set forth in this Agreement.

     2. TERM. Company hereby agrees to employ Employee for a term commencing on the date hereof, and continuing for eighteen (18) months thereafter (the "Initial Term"), unless earlier terminated as hereinafter provided. At the end of the Initial Term and at the end of each successive six-month term thereafter (the "Extended Terms"), the term of this Agreement shall be automatically extended for one (1) additional period of six (6) months, unless Employee or the Company gives the other written notice, at least thirty (30) days prior to the end of the Initial Term or Extended Terms, as the case may be, that either party does not intend for the term of this Agreement to be extended further (the Initial Term and Extended Terms are collectively referred to herein as the "Period of Employment").

     3.   POSITION AND DUTIES.

          3.1 POSITION OF THE COMPANY. During the Period of Employment, Employee shall serve as, and her title shall be, Vice President.

          3.2 PERFORMANCE OF DUTIES. Employee agrees to serve the Company faithfully and to the best of her ability. Employee shall act at all times in the best interests of the Company. Employee hereby confirms that she is under no contractual commitments inconsistent with her obligations set forth in this Agreement, and that during the Period of Employment, she will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

          3.3 PERFORMANCE POLICIES. Employee shall conduct herself at all times in a businesslike and professional manner as appropriate for a person in her position, and shall represent the Company in all respects as complies with good business and ethical practices. In addition, Employee shall be subject to and abide by the policies and procedures of the Company applicable to personnel of the Company, as adopted from time to time.


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     4.   COMPENSATION AND BENEFITS.

          4.1 ANNUAL BASE SALARY. As compensation for all services to be rendered by Employee under this Agreement, the Company shall pay to Employee a salary (the "Base Salary") of $4,167.00 per month, for the first twelve (12) months of the Initial Term and $2,083.00 per month thereafter, payable in accordance with Company's standard payroll policy.


          4.2 EMPLOYEE BENEFITS. Except as otherwise required by law, Employee shall not be entitled hereunder to participate in any employee benefit plans or programs sponsored or maintained by the Company or its affiliates for the benefit of Company employees; however, Company shall permit Employee and her immediate family members to participate in the Company's health insurance program at a cost to Employee equal to the Company's incremental cost of providing such benefit.

          4.3 EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by her in the performance of her duties under this Agreement, subject to the terms and conditions of the Company's expense reimbursement policy, including, but not limited to, the presentment of appropriate vouchers and receipts sufficient to permit the deductibility of such expenses by the Company pursuant to the applicable regulations under the Internal Revenue Code of 1986, as amended.

          4.4 WITHHOLDING. All references herein to compensation to be paid to the Employee are to the gross amounts thereof which are due hereunder. The Company shall have the right to deduct therefrom all sums which may be required to be deducted or withheld under any provision of law (including, but not limited to, social security payments, income tax withholding, and any other deduction required by law) now in effect or which may become effective at any time during the term of this Agreement.

     5.   TERMINATION.

          5.1 TERMINATION UPON DEATH, DISABILITY OR CAUSE. This Agreement shall terminate immediately upon (a) Employee's death, or (b) notice to Employee that the Company's Board has determined (i) that Employee has become disabled, or (ii) that Cause exists. "Cause" means (A) conduct amounting to fraud, embezzlement or misappropriation as against the Company, (B) having been convicted of a felony or other criminal offense, (C) willful misconduct or gross negligence in the conduct of Employee's duties, (D) material breach of this Agreement or breach of any fiduciary duty owed to the Company by Employee, or
(E) repeated failure, after thirty (30) days prior written notice, of Employee to follow specific directives of the Board.

          5.2 "DISABILITY" DEFINED. The Board may determine that Employee has become disabled, for the purpose of this Agreement, in the event that Employee shall fail, because of illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for any aggregate period of more than one hundred twenty (120) calendar days during any twelve (12) months period.

          5.3 SURRENDER OF RECORDS, ETC. Upon termination of employment with the Company, Employee shall promptly deliver to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company and which relate in any way to the business,


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products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which, in whole or in part, contain any trade secrets or confidential information of the Company, which in any of these cases are in her possession or under her control.

          5.4 SURVIVAL. Notwithstanding any termination of the Agreement, Employee, in consideration of her employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to her activities or obligations upon or subsequent to the termination of Employee's employment. The salary and other benefits provided herein shall be paid to Employee up to the effective date of termination of this Agreement for whatever reason, including the death of Employee, and not thereafter.

     6. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets or of which fifty percent (50%) or more of the equity investment and voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 6.

     7.   MISCELLANEOUS.

          7.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Florida.

          7.2 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver or such term or condition for the future or as any act other than that specifically waived.

          7.3 SEVERABILITY. To the extent any provisions of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the enforceability (of the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement, which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. The parties further agree to alter the balance of this Agreement in order to render the same valid and enforceable.

          7.4 AGENCY. Except to the extent conferred upon her by the Company Board, Employee shall have no authority to enter into any contracts
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binding upon the Company or to create any obligations on the part of the
Company.

          7.5 NOTICES. All notices hereunder shall be in writing and shall be effective (i) when personally delivered by facsimile transmission, courier (including overnight carriers) or otherwise, or (ii) on the third business day following the date deposited in the mail if such notice is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The address for such notices shall be as follows:

     If to the Company:

               General Manufactured  Housing, Inc.
               2255 Industrial Boulevard
               Waycross, Georgia 31502
               Attn: Gary M, Brost, Exec. Vice President

     If to the Employee:

               Kelly S. Herold
               1230 Greenridge Road
               Jacksonville, Florida 32207

          7.6 INUREMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, executors, administrators, successors and permitted assigns.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the day and year first above written.

                                       "EMPLOYEE"


                                       /s/ Kelly S. Herold
                                       -------------------------------------
                                       KELLY S. HEROLD

                                       "COMPANY"

                                       GENERAL MANUFACTURED HOUSING, INC.


                                       BY:     /s/ Gary M. Brost
                                          ----------------------------------
                                       Gary M. Brost, Executive Vice President